UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Heron Therapeutics, Inc. (the “Company”) held on June 12, 2025, the Company’s stockholders voted on four proposals, including: (1) to elect six director nominees: Craig Collard, Sharmila Dissanaike, M.D., FACS, FCCM, Craig Johnson, Michael Kaseta, Adam Morgan, and Christian Waage to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; (2) to ratify the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (3) to approve, on a nonbinding advisory basis, compensation paid to the Company’s Named Executive Officers during the fiscal year ended December 31, 2024; and (4) to approve, on a nonbinding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s Named Executive Officers.

Only stockholders of record as of the close of business on April 15, 2025 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 152,530,696 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 120,003,504 shares of common stock of the Company were represented in person and by proxy, constituting a quorum for the Annual Meeting. .

The votes with respect to each of the four proposals voted on at the Annual Meeting are set forth below:

Proposal 1: The Company’s stockholders elected the six director nominees to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Name of Director Nominee	For	Against	Abstain	Broker Non-Votes
Mr. Collard	82,777,195	1,274,608	47,119	35,904,582
Dr. Dissanaike	81,364,822	2,625,421	108,679	35,904,582
Mr. Johnson	81,742,495	2,302,736	53,691	35,904,582
Mr. Kaseta	81,849,779	2,202,021	47,122	35,904,582
Mr. Morgan	82,815,802	1,225,808	57,312	35,904,582
Mr. Waage	79,359,803	4,687,202	51,917	35,904,582

Proposal 2: The Company’s stockholders ratified the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain	Broker Non-Votes
118,578,049	1,033,191	392,264	0

Proposal 3: The Company’s stockholders approved, on a nonbinding advisory basis, the compensation paid to the Company’s Named Executive Officers during the fiscal year ended December 31, 2024:

For	Against	Abstain	Broker Non-Votes
79,260,872	3,528,575	1,309,475	35,904,582

Proposal 4: The Company’s stockholders approved, on a nonbinding advisory basis, conducting future advisory votes on the compensation paid to the Company’s Named Executive Officers on an annual basis:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
80,506,750	326,356	2,218,888	1,046,928	35,904,582

In light of this vote and consistent with the Company’s recommendation, the Company intends to include a non-binding, advisory vote to consider the compensation paid to its Named Executive Officers every year until the next required vote on the frequency of the non-binding advisory vote to approve the compensation paid to Company’s Named Executive Officers. The Company is required to hold a vote on frequency every six years.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: June 17, 2025	/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer